Contact:     Todd Shoot
SVP, Investor Relations / Treasurer        (217) 221-4416

TITAN INTERNATIONAL, INC.’S CHAIRMAN COMMENTS FURTHER ON ITS CURRENT BUSINESS AND MARKET OUTLOOK

Chicago, Ill.— Titan International, Inc. (NYSE: TWI) (“Titan” or “TWI”) today released the following comments from its Chairman of the Board, Morry Taylor.

“In my last note to shareholders, I promised I would follow up with an update on what the Board of Directors heard from Paul Reitz, Titan’s President/CEO and his team and what’s going on in the business. I must say the stock market is a little crazy right now. Yes, I believe we are heading fast toward recession and inflation continues to be a problem. At the same time, there are some companies that can continue to roll along and will not be affected by the Big R in a big way. The harvest is on in the Midwest, and it will not likely be a record yield, yet the farmers will be profitable, some will even do really well. The big equipment manufacturers are producing equipment, while demand is still greater than the supply. Titan International is running great and Paul gave the Board of Directors an update that Q3 was great and on track with sales and profitability. We anticipate Q3 revenue of around $540 million after the typical summer holiday shutdowns in Europe, typical summer plant maintenance shutdowns and normal seasonality. As I stated in my last note, Paul and his team have done an excellent job and I believe 2023 will be another great year for the business. If the inventory of crops do not rise, this market should continue to grow, especially in large farming equipment. Since crops are most likely to fall below peak levels this year, 2023 should be another big year for TWI, and 2024 has strong possibilities as well.
“TWI looks to have its net debt to near $300 Million by the end of year, which will be a tremendous improvement in terms of leverage. Titan remains a global leader in wheels and tires for Big Iron and we see it as strong as ever through 2023. All the OEM’s in South America are trying to increase production on all Big Iron. The Board directed the management team to keep driving hard and to push for improving cash flow as there may be some promising bolt-on acquisitions in the future that could push growth prospects even further.

1525 Kautz Road, Suite 600 • WEST CHICAGO, ILLINOIS 60185

“To sum it all up, it is really great time to be producing wheels, tires and undercarriage in the farm business and TWI is in a great position. The earnings call for the third quarter will be in early November, and I hope you all will be listening.

“Thank you for your support. Wishing you all a happy, safe, Thanksgiving and a happy, safe, Yom Kippur. Merry Christmas and Happy New Year too!”

Safe Harbor Statement: This press release contains forward-looking statements. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties. These risk factors include, but are not limited to the effect of the COVID-19 pandemic on our operations and financial performance; the effect of a recession on the Company and its customers and suppliers; changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; availability and price of raw materials; and levels of operating efficiencies. Additional risks and other factors that could cause actual results or events to differ materially from those contemplated in this release are detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission, especially the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.

About Titan: Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in West Chicago, Illinois, the company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.

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1525 Kautz Road, Suite 600 • WEST CHICAGO, ILLINOIS 60185